INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER

SHARES

Lafayette Energy Corp

Countersigned & Registered:

Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000

By ____________

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF $0.001 PAR VALUE STOCK OF

LAFAYETTE ENERGY CORP, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

Michael L Peterson

MICHAEL L. PETERESON - CEO & PRESIDENT

Gregory L Overholtzer

GREGORY OVERHOLTZER - CORPORATE SECRETARY

CUSIP NO. 506240100

Lafayette Energy Corp
CORPORATE
Seal
DELAWARE